UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2013

Date of Earliest Event Reported: March 27, 2013

(Exact name of registrant as specified in its charter)

Nevada	333-184443	76-0625217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19511 Wied Rd. Suite E

Spring, Texas 77388

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (281) 651-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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All statements that are included in this Report and the attachments hereto, other than statements of historical fact, are forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions, uncertainties, and other factors. Statements made in the future tense, and statements using words such as “may,” “can,” “could,” “should,” “predict,” “aim’” “potential,” “continue,” “opportunity,” “intend,” “goal,” “estimate,” “expect,” “expectations,” “project,” “projections,” “plans,” “anticipates,” “believe,” “think,” “confident” “scheduled” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond our control. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Report. We disclaim any obligation to update any of these forward-looking statements as a result of new information, future events, or otherwise, except as expressly required by law.

Item 2.02 Results of Operations and Financial Condition.

On March 27, 2013, Coil Tubing Technology, Inc. (“Coil Tubing”) issued a press release regarding its financial results for the fiscal year ended December 31, 2012.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Current Report (including exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

The information set forth under Item 2.02 of this Report is incorporated by reference in this Item 7.01.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

99.1*	Press Release of Coil Tubing Technology, Inc., dated March 27, 2013

* Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COIL TUBING TECHNOLOGY, INC.

Date: March 27, 2013	By: /s/ Jason Swinford
Jason Swinford
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of Coil Tubing Technology, Inc., dated March 27, 2013

* Furnished herewith.

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